SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 20, 2008
Park-Ohio Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	000-03134	34-1867219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio	44124

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 947-2000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     At its Annual Meeting of Shareholders to be held on May 20, 2008, Park-Ohio Holdings Corp. (the “Company”) intends to disclose that its estimated sales for full-year 2008 will be similar to actual sales for full-year 2006 and 2007 and that its estimated EBITDA for full-year will be approximately $86 million to $91 million. A reconciliation from estimated net income to estimated EBITDA for 2008 is as follows (in millions):

	Low	High
Net income	$24.8	$26.6
Provision for income tax	13.3	14.9
Interest expense	28.0	29.5
Depreciation and amortization	20.0	20.0

EBITDA	$86.1	$91.0

     The information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
     This Current Report on Form 8-K contains forward-looking statements, including statements regarding future performance of the Company, that are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that could cause actual results to differ materially from expectations are: the cyclical nature of the vehicular industry; timing of cost reductions; labor availability and stability; changes in economic and industry conditions; adverse impacts to the Company, its suppliers and customers from acts of terrorism or hostilities; the financial condition of the Company’s customers and suppliers, including the impact of any bankruptcies; the Company’s ability to successfully integrate the operations of acquired companies; the uncertainties of environmental, litigation or corporate contingencies; and changes in regulatory requirements. The Company assumes no obligation to update the information in this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK-OHIO HOLDINGS CORP.

By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack Title: Secretary
Dated: May 20, 2008

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